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                                                                EXHIBIT 23.1
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (1) Form S-8 (No. 333-78243) pertaining to the Triad Hospitals, Inc. Retirement Savings Plan, (2) Form S-8 (No. 333-78189) pertaining to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan, (3) Form S-8 (No. 333-78191) pertaining to the Triad Hospitals, Inc. Management Stock Purchase Plan and the Triad Hospitals, Inc. Outside Director's Stock and Incentive Compensation Plan, (4) Form S-8 (No. 333-80017) pertaining to the Triad Hospitals, Inc. Employee Stock Purchase Plan, (5) Form S-3 (No. 333-43246) pertaining to the registration of 340,000 shares of common stock issuable upon exercise of options, and (6)
Form S-4 (No. 333-54238), as amended (including Post Effective Amendment No. 1 on Form S-8) pertaining to the merger of Quorum Health Group, Inc. and Triad Hospitals, Inc. of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended June 30, 2000, incorporated by reference in this Current Report on Form 8-K.


                                                           /s/ Ernst & Young LLP
Nashville, Tennessee
May 4, 2001